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                                                                   Exhibit 10(f)

                         EXECUTIVE SERVICES AGREEMENT

     THIS EXECUTIVE SERVICES AGREEMENT (the "Agreement"), effective as of August 1, 1999, by and between QMS, Inc., a Delaware corporation, and EDWARD E. LUCENTE ("Lucente"), an individual. QMS and Lucente are collectively referred to in this Agreement as the "Parties".

     In consideration of the mutual covenants and promises of the parties to this Agreement, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Employment. QMS agrees to continue the employment of Lucente as president and chief executive officer, and Lucente agrees to continue to serve in such employment, subject to the terms and conditions of this Agreement. Lucente will serve QMS faithfully and to the best of his ability under the direction of the Board of Directors of QMS (the "Board"), and Lucente will devote all of his time, energy, and skill during regular business hours to such employment.

     2. Term of Employment. This Agreement and the employment under this Agreement shall commence on the effective date stated above, and continue through March 31, 2003 (or, at Lucente's option, exercisable by notice in writing given by Lucente to QMS no later than March 1, 2003, through March 31,
2004).

     3. Directorships. Lucente hereby consents to continue to serve as director of QMS pursuant to his election and re-election as such in accordance with the By-Laws of QMS, for the term he is employed hereunder.

     4.   Compensation.

     (a) Lucente's initial base salary hereunder shall be at a rate of $350,000 per year and will be reviewed at least annually by the Compensation Committee of the Board. QMS shall pay Lucente's base salary on a pro rata basis every two weeks pursuant to QMS' normal payroll practices.

     (b) Lucente shall be eligible, beginning as of July 1, 1999, for annual incentive bonus compensation in the amount of $550,000 per year, payable quarterly on such basis and criteria and at such times as the QMS' Compensation Committee may determine.

     (c) Subject to the approval of the Board's Compensation Committee and contingent upon the approval of the QMS stockholders to amend the 1997 Stock Incentive Plan to increase the number of shares issuable under the Plan by at least 500,000 shares, Lucente shall be granted non-qualified stock options for the purchase of 500,000 total shares of QMS common stock on August 10, 1999 ("Grant Date") at an exercise price representing the fair market value of QMS' common stock on the Grant Date.
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     (d)  Lucente shall be paid a monthly automobile allowance in the amount of
$1,250, payable on the first day of each month beginning as of August 1, 1999.

     (e) During the term of this Agreement, Lucente shall be reimbursed for any fees, bonds, membership dues, and other expenses, including meals, drinks, and golf expenses incurred by him for his membership in and use of the Mobile Country Club (Mobile, Alabama) and the Sanctuary Country Club (Sanibel Island, Florida).

     (f) Lucente shall be furnished or provided at QMS' expense, or reimbursed for, such reasonable financial and estate planning services, tax return preparation services, and tax counseling services as he may need or as may be appropriate for a person with his income and assets.

     (g) Lucente shall be entitled to all legal and religious holidays, sick days and vacation in accordance with the Company's policy generally applicable to senior executives.

     (h) Lucente shall continue to be eligible for participation in any pension, profit sharing, incentive, savings and retirement plans, as adopted from time to time by the Board, that are tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and all plans that are supplemental to any such tax-qualified plans, in each case to the extent that such plans are applicable generally to other senior executives of QMS. Lucente shall also be eligible to participate in any health, life, disability or other group insurance plan which is now or may be established by QMS or which QMS is required to maintain by law.

     5.   Additional Compensation and "Rabbi" Trust.

     (a) In addition to the foregoing, Lucente shall become entitled to additional compensation in the sum of $1,800,000 (plus all interest earned on the trust provided for in Subparagraph 5(c) below) at the earliest to occur of the following:

          (i)    August 1, 2002,

          (ii)   Lucente's death,

          (iii) his involuntary termination other than for Cause (as defined in Paragraph 6 below), or

          (iv) a substantial diminishment of his working conditions, authority, compensation, benefits, "perks", or status to which he has not previously consented, including, without limitation, a substantial reduction in the scope of his duties or authority, his removal from the Board of Directors of QMS (the "Board") or his failure to be re-elected as Chairman of the Board and/or as a member of the Board, his removal as president or chief executive officer or his failure to be re-elected as such, or an unreasonable and continuing refusal by the Board to support him on a material and/or strategic issue confronting QMS.

     (b) The $1,800,000 additional compensation provided in Subparagraph 5(a) above shall be paid in four equal annual installments of $450,000 each, the first of which installments
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shall be due and payable upon Lucente becoming entitled to said additional compensation under said Subparagraph 5(a) and subsequent installments being due and payable on the first, second, and third annual anniversaries of the said first installment. In addition, an amount equal to one-fourth of the interest then on hand in the trust provided for in Subparagraph 5(c) shall be paid with the first of such installments, an amount equal to one-third of the interest on hand in such trust at the payment of such second installment shall be paid with such second installment, an amount equal to one-half of the interest on hand in such trust at the payment of such third installment shall be paid with such third installment, and all interest on hand in such trust at the payment of the fourth of such installments shall be paid with such fourth installment.

     (c) QMS shall fund its obligations under this Paragraph 5 by creating a "rabbi" trust with South Alabama Trust Company or a bank acceptable to Lucente (which shall not be useable or reachable by QMS for any purpose other than the payment of its obligations under this Paragraph 5 as long as any such obligations remain and are unpaid, but which trust shall be subject to judicial levy by creditors of QMS) and depositing therein the sum of $50,000 on the first day of September, 1999, and a like amount on the first day of each of the next thirty-five months thereafter. QMS shall pay all expenses of establishing and maintaining such trust. Lucente shall have no right to reach the assets in such trust except to the extent QMS fails to pay him the amounts due hereunder. The assets in the trust shall be invested in United States Treasury obligations due in not more than one year from the date of investment or in other interest bearing investments suitable to Lucente.

     (d) Any payments due under this Agreement to Lucente shall be paid to Lucente if he is then living; or if not, to his then living widow, if any; or if none, to the executors or administrators of his estate.

     (e) If Lucente quits or voluntarily ceases to be employed, he shall be entitled to an amount equal to the then assets of the trust provided for in Paragraph 5(c) above, plus the income thereafter earned by said trust, paid out in four annual installments, the first of which shall be due upon such quitting or ceasing to be employed, and the balance being payable on the first, second, and third annual anniversaries thereof.

     (f) Anything in this Agreement to the contrary notwithstanding, Lucente shall forfeit all rights hereunder to any amounts not then yet due and payable if he is discharged by the Board for "Cause", as defined in Paragraph 6 below.
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     6.   Termination.

     (a) QMS, by vote of the majority of the Board of Directors then in office (excluding Lucente), shall have the right, on written notice to Lucente, to discharge him and terminate his employment at any time for "Cause" (subject to Lucente's right of cure and right to dispute as provided hereinbelow). The term "Cause" shall mean (i) theft, embezzlement, or other criminal act directed against QMS; (ii) the repeated willful breach of Lucente's material obligations under this Agreement to the serious and demonstrable detriment of QMS, after QMS has given Lucente written notice of such breach and Lucente has had a reasonable opportunity and period of time to cure and a right to dispute such breach, which period shall be not less than 45 days after (A) Lucente's receipt of such notice and (B) an opportunity to be heard on such matter (with his counsel present and participating) at a meeting of the Board of Directors; or (iii) Lucente's continued disability, as provided for in Paragraph 6(c).

     (b) The term "involuntary termination" shall mean any termination of Lucente's employment by QMS, other than for "Cause", as defined herein.

     (c) If Lucente shall fail or be unable to perform the services required under this Agreement because of any physical or mental infirmity, and such failure or inability shall continue for three (3) consecutive months, or for six
(6) months during any consecutive twelve-month period, QMS shall have the right to terminate this Agreement 90 days after delivering written notice of such termination to Lucente; provided, however, that Lucente shall continue to receive his full compensation under this Agreement earned or accrued to the date of termination, in spite of any such infirmity. The noncompetition provisions of Sections 7 and 8 shall continue in effect in spite of such termination of this Agreement, but if, after recovery from such infirmity as evidenced by a medical certificate of a physician retained by QMS, QMS does not choose to retain Lucente in some executive capacity, the noncompetition provisions of Sections 7 or 8, if still in effect, shall cease to be operative.

     7. Noncompetition. Lucente agrees that, in addition to any other limitation, for a period of two (2) years after the termination of his employment under this Agreement, except for a termination caused by QMS in violation of the terms of this Agreement, Lucente will not directly or indirectly engage in, or in any manner be connected with or employed by any person, firm, corporation, or other entity in competition with QMS or engaged in the development, manufacture or sale of document imaging solutions or related technologies in the United States, provided that this provision shall be effective only to the extent allowed by law.

     8. Solicitation After Termination. Lucente agrees that, in addition to any other limitation, for a period of two (2) years after the termination of this Agreement, except for a termination caused by QMS in violation of this Agreement, Lucente will not, on behalf of himself or any other person, firm, corporation, or other entity, solicit, recruit, or divert any employee of QMS, or any candidate for employment by QMS, for employment elsewhere.

     9. Use of Confidential Information. Lucente agrees that, in addition to any other limitation contained in this Agreement, regardless of the circumstances of the termination of employment, he will not communicate to any person, firm, corporation, or other
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entity any information relating to customers lists, unpublished costs and prices, designs, and proprietary technology, or any other confidential knowledge or secrets that Lucente might from time to time acquire with respect to the business of QMS, or any of its subsidiaries.

     10. Injunctive Relief. Lucente hereby acknowledges that the services to be rendered under this Agreement are of a unique, special and extraordinary character that would be difficult or impossible for QMS to replace, and by reason of such difficulty, Lucente hereby agrees that for a violation of any of the provisions of this Agreement, QMS shall, in addition to any other rights and remedies available under this Agreement, at law or otherwise, be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining Lucente from committing any violation of this Agreement, and Lucente hereby consents to the issuance of such injunction.

     11. Termination by Lucente. If QMS shall cease conducting its business, take any action looking toward its dissolution or liquidation, admit in writing its inability to pay its debts as they become due, file a voluntary or be the subject of an involuntary petition in bankruptcy, or be the subject of any state or federal insolvency proceeding of any kind, then Lucente may, in his sole discretion, by written notice to QMS, terminate his employment and QMS hereby consents to the release of Lucente under such circumstances and agrees if QMS ceases to operate or to exist as a result of such event, the provisions of Sections 7 and 8 shall terminate.

     12. Binding Effect. This Agreement shall be binding on and shall inure to the benefit of any successor or successors of QMS and the personal representatives of Lucente.

     13. Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Alabama.

     14. Entire Agreement. This Agreement shall constitute the entire agreement between the Parties and any prior understanding or representation of any kind preceding the effective date of this Agreement shall not be binding upon either party except to the extent incorporated in this Agreement.

     15. Other Agreements Replaced. The "Executive Services Agreement" dated as of January 5, 1998, between QMS and Lucente, as amended, and the "Executive Agreement" dated as of January 5, 1998, between QMS and Lucente, together with any other specific agreements between said two parties, are superceded and replaced by this Agreement and shall be of no further force or effect.

     16. Modification of Agreement. Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing by each party or an authorized representative of each party.

     17. No Waiver. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms of this Agreement, shall not be construed as thereafter waiving any such
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terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

     18. Attorney Fees. In the event any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees.

     19. Notices. Any notice provided for or concerning this Agreement shall be in writing and shall be deemed sufficiently given when given in person, by telecopy or when sent by certified or registered mail, postage prepaid, if sent to the respective address of each party as set forth below:

     If to QMS:                    With a simultaneous copy to:
     Secretary                     Gregory R. Jones, Esq.
     QMS, Inc.                     Hand Arendall, L.L.C.
     One Magnum Pass               Suite 3000
     Mobile, Alabama 36618         AmSouth Bank Building
                                   Post Office Box 123
                                   Mobile, Alabama 36601

     If to Lucente:    Mr. Edward E. Lucente
                       c/o QMS, Inc.
                       One Magnum Pass
                       Mobile, Alabama 36608

                       (Or such other address as Lucente may designate in writing to the addressees set forth above)



     IN WITNESS WHEREOF, the Parties have executed and delivered this Executive Services Agreement as of the day and year indicated above.


     QMS, Inc.                          Edward E. Lucente


     By: /s/ Albert A. Butler           /s/ Edward E. Lucente
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        Its      CFO
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     ATTEST: /s/ Thomas L.McGoogan
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            Its  VP/HR
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